UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2019

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 1.01	Entry Into a Material Definitive Agreement.

On December 17, 2019, Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), announced the pricing of an offering of (i) 531,173 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), (ii) warrants to purchase up to 4,139,477 shares of Common Stock (the “Common Warrants”) and (iii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,608,304 shares of Common Stock (the “Pre-Funded Warrant Shares”), at a combined purchase price of $1.226 per Share and associated Common Warrant and $1.225 per Pre-Funded Warrant and associated Common Warrant. The Company will issue (a) to each purchaser of Shares in the offering a Common Warrant to purchase a number of shares of Common Stock equal to the number of Shares purchased by such purchaser in the offering, and (b) to each purchaser of Pre-Funded Warrants in the offering a Common Warrant to purchase a number of shares of Common Stock equal to the number of Pre-Funded Warrant Shares underlying the Pre-Funded Warrants purchased by such purchaser in the offering.

Subject to certain ownership limitations described in the Common Warrants, the Common Warrants have an exercise price of $1.10 per share of Common Stock, will be exercisable upon issuance and will expire five years from the date of issuance. If not previously exercised in full, at the expiration of their terms, the Common Warrants will be automatically exercise via cashless exercise. The exercise price of the Common Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Common Warrants.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Common Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon certain fundamental transactions, the holder of the Common Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black-Scholes value as described in the Common Warrants. A holder will not have the right to exercise any portion of the Common Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice.

In connection with this offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the closing date and a prohibition on the Company entering into variable rate transactions for a period of 12 months after closing, subject to certain exceptions. Certain of the Company’s directors also purchased shares of Common Stock and Common Warrants on substantially the same terms as set forth in the Purchase Agreement.

The net proceeds to the Company from the offering are expected to be approximately $4.4 million, after deducting placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund research and development of its exosome technologies to support the filing of an IND in an indication to be designated by us, for related manufacturing costs to support the development of our exosomes technologies, for hiring additional personnel, for business development and for general corporate purposes, which may include additional work around CAP-1002 either alone or in collaboration with a third party. All of the securities in the offering are being sold by the Company.

The offering is being made pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-235358) previously filed with and declared effective by the Securities and Exchange Commission and a preliminary and final prospectus thereunder. The Company expects that the closing of the offering will take place on or about December 19, 2019, subject to the satisfaction or waiver of customary closing conditions.

Item 8.01	Other Events.

On December 17, 2019, the Company issued a press release announcing that the Company had priced the offering of the Common Stock, Pre-Funded Warrants, and Common Warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Form of Securities Purchase Agreement
99.1	Press release issued December 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: December 18, 2019	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer